EXHIBIT 3.03C-2



                                      FORM OF COMPETITIVE BID
                                 (Fixed Rate Competitive Advance)


                                             [Date]{1}


Citibank, N.A., as Administrative Agent, for the Lenders party to the Credit
   Agreement referred to below
399 Park Avenue
New York, New York 10043


Attention:  ____________________


Ladies & Gentlemen:

        The undersigned, [NAME OF LENDER], refers to the Credit Agreement,
dated as of                                , 1996 (the 'CREDIT AGREEMENT'),
among Northeast Utilities, The Connecticut Power & Light Company and Western Massachusetts Electric Company, the Banks and Agents named therein, and Citibank, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes a Competitive Bid pursuant to Section 3.03(b)(ii) of the Credit Agreement, in response to the Competitive Bid Request made by the [NAME OF BORROWER] (the 'BORROWER') on _________, 19 , and in that connection sets forth below the terms on which such Competitive Bid is made:

(A)     Principal Amount of
        Fixed Rate Competitive
        Advance {2}                          ___________________

(B)     Competitive Margin                   [+/-   %]

(C)     Interest Period for
        Fixed Rate Competitive Advance
        and last day thereof                 ___________________


        The undersigned hereby confirms that it is prepared to extend credit to the Borrower upon acceptance by the Borrower of this bid in accordance with
Section 3.04 of the Credit Agreement.


                                      Very truly yours,


                                      [NAME OF LENDER]



                                      By_________________________
                                         Title:

               ''FOOTNOTES''

   {1} To be received by the Administrative Agent not later than 9:30 a.m. (New York City time) on the day of a proposed Competitive Borrowing to consist of Eurodollar Competitive Advances.

   {2} Not less than $10,000,000 and in an integral multiple of $1,000,000 in excess thereof. Multiple bids will be accepted by the Administrative Agent.
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